Exhibit 10.3

FOUNDER LOAN AGREEMENT

Spin AI Inc. (Borrower) · Katizie Bakht Murad (Lender)

Aggregate Facility: Up to $100,000 · Non-Interest-Bearing · Demand

1. Facility

The Lender hereby establishes, and the Borrower hereby accepts, a revolving demand loan facility in the aggregate principal amount of up to One Hundred Thousand United States Dollars ($100,000). Advances under this facility shall be made at the Lender’s discretion, in such amounts and at such times as the Borrower and Lender mutually agree.

2. Interest

No interest shall accrue at the contractual rate; this facility is expressly non-interest-bearing. For book purposes, the Borrower shall impute interest on amounts drawn, pursuant to ASC 835-30 and IRC §7872, at the then-current IRS applicable federal short-term rate at the time of each draw.

3. Repayment

All amounts drawn shall be repayable on demand by the Lender. The Borrower may prepay in whole or in part at any time without penalty.

4. Events of Default

(a) Failure to repay within 30 days of demand; (b) bankruptcy or insolvency of the Borrower.

5. Governing Law

Wyoming law.

6. Qualified Director Oversight Acknowledgment

The Borrower’s acceptance of this Facility was reviewed and recommended by Nevio Muller, Director, acting as a qualified director. Mr. Muller does not qualify as “independent” under Nasdaq Listing Rule 5605(a)(2) or NYSE Listed Company Manual §303A.02; see Independence Footnote.

/s/ Katizie Bakht Murad

Katizie Bakht Murad
Lender · March 18, 2026

/s/ Nevio Muller

Spin AI Inc. (Borrower)
By: Nevio Muller, Director · March 18, 2026

Independence footnote. Mr. Muller does not qualify as “independent” under Nasdaq Listing Rule 5605(a)(2) or NYSE Listed Company Manual §303A.02. He is a founder, officer (Treasurer and Secretary), 25% shareholder, and party to a Founder and Director Agreement with the Company. The Company currently has no independent directors within the meaning of those rules. References in this document to Mr. Muller as a “qualified director” use the term of art defined in Wyoming Business Corporation Act §17-16-831(a)(3) — a director who does not have a conflicting interest in the specific transaction under review. This is a narrower and lower statutory standard than the “independent director” standard under Nasdaq Listing Rule 5605(a)(2) or NYSE Listed Company Manual §303A.02, which requires the absence of any material relationship with the Company. A director may be a “qualified director” for purposes of a specific related-party transaction while still not meeting the listing standards’ “independent director” definition.

Spin AI Inc. — Founder Loan Agreement — Dated March 18, 2026